As filed with the Securities and Exchange Commission on February 21, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Regions Financial Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	63-0589368 (I.R.S. Employer Identification Number)
1900 Fifth Avenue North
Birmingham, Alabama 35203
(800) 734-4667
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Tara A. Plimpton
Senior Executive Vice President, Chief Legal Officer and
Corporate Secretary
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
(205) 326-4977
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies of communications to:

Jared M. Fishman
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. Large Accelerated Filer ☒ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company  ☐  Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

PROSPECTUS

REGIONS FINANCIAL CORPORATION
Senior Debt Securities
Subordinated Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Stock Purchase Contracts
Units

The securities listed above may be offered by us and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. Our common stock, depositary shares representing a 1/40th interest in a share of our 5.700% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, depositary shares representing a 1/40th interest in a share of our 4.45% Non-Cumulative Perpetual Preferred Stock, Series E, and depositary shares representing a 1/40th interest in a share of our Non-Cumulative Perpetual Preferred Stock, Series F, are listed on The New York Stock Exchange and trade under the ticker symbols “RF”, “RFPrC”, “RFPrE” and “RFPrF”, respectively.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. Regions Securities LLC (“Regions Securities”) is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the securities referred to above. Accordingly, because Regions Securities has a conflict of interest pursuant to FINRA Rule 5121, such participation in the offerings of such securities will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121.
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.
Unless the context requires otherwise, references to “we,” “us,” “our,” “Regions” or similar terms are to Regions Financial Corporation and its subsidiaries.
Investing in the securities involves certain risks. See “Risk Factors” beginning on page 2 of this prospectus and contained in our annual report on Form 10-K for the year ended December 31, 2024, which is incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any securities issued by us.

THE SECURITIES WILL BE EQUITY SECURITIES IN OR UNSECURED OBLIGATIONS OF THE COMPANY AND WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THE DEBT SECURITIES ARE NOT BANK DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR GUARANTEED BY, A BANK.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated February 21, 2025

WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, AND IN ANY FREE WRITING PROSPECTUS THAT WE PREPARE. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY OTHER INFORMATION, AND WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND ANY SUCH FREE WRITING PROSPECTUS MAY BE USED ONLY FOR THE PURPOSES FOR WHICH THEY HAVE BEEN PREPARED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS OR THE DATE OF THE RELEVANT INCORPORATED DOCUMENT, AS APPLICABLE. THE FINANCIAL CONDITION, RESULTS OF OPERATIONS OR BUSINESS PROSPECTS OF THE COMPANY MAY HAVE CHANGED SINCE THOSE DATES. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings. The debt securities, preferred stock, warrants, stock purchase contracts and units may be convertible into or exercisable or exchangeable for common or preferred stock or other securities issued by us or debt or equity securities issued by one or more other entities. This prospectus provides you with a general description of the securities we or any selling security holders to be named in a prospectus supplement may offer.
Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.
The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site mentioned under the heading “Where You Can Find More Information.”
The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s web site.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any additional documents we file with the SEC in the future under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until our offering is completed (other than information in such additional documents that are deemed, under the Exchange Act, in accordance with the Exchange Act and SEC rules, not to have been filed):
•Annual Report on Form 10-K for the year ended December 31, 2024;
•Proxy Statement on Schedule 14A filed March 4, 2024; and
•The description of our common stock contained in the Description of Registered Securities filed as Exhibit 4.10 to our Annual Report on Form 10-K for the year ended December 31, 2024, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:
Regions Financial Corporation
Investor Relations
1900 Fifth Avenue North,
Birmingham, Alabama 35203
205-264-7040
THE COMPANY
Regions Financial Corporation is a Delaware corporation (NYSE symbol: RF) and financial holding company headquartered in Birmingham, Alabama operating in the South, Midwest and Texas. In addition, Regions operates several offices delivering specialty capabilities in New York, Washington D.C., Chicago, Salt Lake City, and other locations nationwide. Regions provides financial solutions for a wide range of clients including retail and mortgage banking services, commercial banking services and wealth and investment advisory services. Further, Regions and its subsidiaries deliver specialty capabilities including merger and acquisition advisory services, capital markets solutions, home improvement lending, investment services, equipment financing for commercial clients and small business customers, low income housing tax credit corporate fund syndication and asset management, financing to CRA-qualified customers, investment and insurance products, broker-dealer services to commercial clients, and others. Through its subsidiary, Regions Bank, Regions operates 1,253 banking offices and 2,011 ATMs (as of December 31, 2024). At December 31, 2024, Regions had total consolidated assets of approximately $157.3 billion, total consolidated deposits of approximately $127.6 billion and total consolidated shareholders’ equity of approximately $17.9 billion. Additional information about us and our subsidiaries is included in the documents incorporated by reference in this prospectus under the heading “Where You Can Find More Information.”
Regions is a separate and distinct legal entity from our banking and other subsidiaries. A significant source of funds to pay dividends on our common and preferred stock and service our debt is dividends from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.
Our principal executive offices are located at 1900 Fifth Avenue North, Birmingham, Alabama 35203, and our telephone number at that address is (800) 734-4667.
RISK FACTORS
Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.
USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes.
VALIDITY OF THE SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities may be passed upon for us by Andrew S. Nix, our Executive Vice President and Chief Governance Officer, or such other legal officer as we may designate from time to time, and Sullivan & Cromwell LLP, New York, New York. Mr. Nix beneficially owns shares of our common stock and Sullivan & Cromwell LLP regularly performs legal services for us. Certain legal matters will be passed upon for any underwriters by the counsel to such underwriters specified in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Regions Financial Corporation appearing in Regions Financial Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Regions Financial Corporation’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Regions Financial Corporation.

Amount to be paid
SEC registration fee	$ (1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Printing fees	(2)
Trustee and depositary fees and expenses	(2)
Blue sky fees and expenses	(2)
Rating agency fees	(2)
Listing fees and expenses	(2)
Miscellaneous	(2)
Total	$ (2)

(1)    To be determined. The Registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.
(2)    These fees are calculated based on the numbers of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article 10 of Regions’ Amended and Restated Certificate of Incorporation and Article V Section 12 of Regions’ By-Laws provide for indemnification of each officer, director, employee and agent of Regions to the fullest extent permitted by the DGCL.
Additionally, Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of a director or officer (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) for an officer in any action by or in the right of the corporation. Article 10 of Regions’ Amended and Restated Certificate of Incorporation limits the liability of directors and officers to the fullest extent permitted by Section 102(b)(7).
Section 145 of the DGCL also permits a corporation to purchase and maintain insurance on behalf of its directors and officers, as well as other employees and individuals against any liability asserted against or incurred by such person in connection with or arising out of such person’s capacity with the corporation, regardless whether the corporation could permissibly indemnify any such person against such liability. Article V Section 12 of Regions’ By-Laws permits Regions to provide liability insurance for its directors and officers providing for coverage against loss from claims made against directors and officers in their capacity as such, including in certain instances when Regions could not itself indemnify the directors and officers. Regions has purchased this insurance for its directors and officers.

Item 16. Exhibits

Exhibit No.	Description of Exhibit
1.1	Form of underwriting agreement for senior debt securities.*
1.2	Form of underwriting agreement for subordinated debt securities.*
1.3	Form of underwriting agreement for preferred stock.*
1.4	Form of underwriting agreement for depositary shares.*
1.5	Form of underwriting agreement for common stock.*
1.6	Form of underwriting agreement for warrants.*
1.7	Form of underwriting agreement for stock purchase contracts.*
1.8	Form of underwriting agreement for units.*
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 6, 2012).
4.2
Certificate of Designations of 5.700% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C (incorporated by reference to Exhibit 3.4 to the Registrant’s Form 8-A filed on April 29, 2019).

4.3	Certificate of Designations of Non-Cumulative Perpetual Preferred Stock, Series D (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8 K filed on June 5, 2020).
4.4	Certificate of Designations of 4.45% Non-Cumulative Perpetual Preferred Stock, Series E (incorporated by reference to Exhibit 3.6 to the Registrant’s Form 8-A filed on May 3, 2021).
4.5	Certificate of Designations of Non-Cumulative Perpetual Preferred Stock, Series F (incorporated by reference to Exhibit 3.6 to the Registrant’s Form 8-A filed on July 26, 2024).
4.6	Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed on October 18, 2023).
4.7	Indenture for senior debt securities, dated August 8, 2005 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on August 9, 2005).
4.8
Indenture for subordinated debt securities, dated May 15, 2002 (incorporated by reference to Exhibit 4.7 to the Annual Report on Form 10-K filed by the Registrant’s predecessor, Regions Financial Corporation (File No. 001-31307), on March 24, 2003).

4.9	Form of preferred stock designations.*
4.10	Form of deposit agreement.*
4.11	Form of depository receipt.*
4.12	Form of senior debt security.*
4.13	Form of subordinated debt security.*
4.14	Form of warrant agreement.*
4.15	Form of stock purchase contract agreement, including the form of security certificate.*
4.16	Form of unit agreement, including the form of unit certificate.*
5.1
Opinion of Sullivan & Cromwell LLP as to the legality of the senior debt securities, subordinated debt securities, stock purchase contracts, units, warrants, common stock and preferred stock to be issued by Regions Financial Corporation.**

8.1	Opinion of Sullivan & Cromwell LLP regarding certain tax consequences.*
23.1	Consent of Ernst & Young LLP.**
23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).**
23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).*
24.1	Power of Attorney.**
25.1
Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act, as amended, of Deutsche Bank Trust Company Americas, as Trustee for the senior debt securities under the Senior Indenture.**

25.2
Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act, as amended, of Deutsche Bank Trust Company Americas, as Trustee for the subordinated debt securities under the Subordinated Indenture.**

107	Filing Fee Table**

*    To be filed by amendment or as an exhibit to a current or periodic report we file.
**    Filed herewith.

Item 17. Undertakings
The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.
(6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.
(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on February 21, 2025.

REGIONS FINANCIAL CORPORATION

By:	/s/ John M. Turner, Jr.
Name:	John M. Turner, Jr.
Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 21, 2025.

Signature	Title
/s/ John M. Turner, Jr.
John M. Turner, Jr.	Chairman, President and Chief Executive Officer (Principal Executive Officer)
/s/ David J. Turner, Jr.
David J. Turner, Jr.	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Karin K. Allen
Karin K. Allen	Executive Vice President and Assistant Controller (Principal Accounting Officer)
*
Mark A. Crosswhite	Director
*
Noopur Davis	Director
*
Zhanna Golodryga	Director
*
J. Thomas Hill	Director
*
Roger W. Jenkins	Director
*
Joia M. Johnson	Director
*
Ruth Ann Marshall	Director
*
James T. Prokopanko	Director
*
Alison S. Rand	Director
*
William C. Rhodes, III	Director
*
Lee J. Styslinger III	Director
*
José S. Suquet	Director
*
Timothy Vines	Director

*    Tara A. Plimpton, by signing her name hereto, does sign this document on behalf of each of the persons indicated above pursuant to the power of attorney duly executed by such persons, which has been filed as an exhibit to this registration statement.

By:	/s/ Tara A. Plimpton
Name:	Tara A. Plimpton
Title:	Attorney in Fact